                                                                     Exhibit 4.1

                           Data Critical Corporation

                         Registration Rights Agreement

                                     Dated
                                     as of

                                August 31, 2000

                         Registration Rights Agreement


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of August 31, 2000, by and among Data Critical Corporation, a Delaware corporation (the "Company"), and Michael Bergelson, Richard W. Schurig, Richard Puzo, Wayne Casebolt, Eric Reidman and Anthony Marchesini (each a "Stockholder" and, collectively, the "Stockholders").

                                   RECITALS

     A. Concurrently herewith the Company and the Stockholders are entering into (i) a certain Limited Partnership Interest and Stock Purchase Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement") pursuant to which, inter alia, the Stockholders have agreed to exchange their shares of common stock of Paceart G.P., Inc. to Purchaser in consideration of cash and shares of the common stock ($.001 par value) of the Company (the "Common Stock"), and (ii) a certain Escrow Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Escrow Agreement"), pursuant to which, inter alia, the Stockholders have agreed to place a certain number of shares of Common Stock owned by them into escrow for the benefit of the Company and the Purchaser.

     B. In connection with the transactions contemplated by the Purchase Agreement, the Company will issue to each Stockholder options (the "Options") to purchase additional shares of Common Stock.

     C. The execution of this Agreement by the parties is a condition to the obligation of the Stockholders to consummate the transactions contemplated by the Purchase Agreement.

                                   AGREEMENT

1.   Definitions

     For purposes of this Agreement, the following terms have the following meanings:

          (a) "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission (the "SEC") that similarly permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC;

          (b) "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Act"), and the declaration or order of effectiveness of such registration statement or document;

          (c) "Registrable Securities" means (i) the Common Stock received by the Stockholders pursuant to the Purchase Agreement or the Escrow Agreement,
(ii) any Common Stock issued to a Stockholder upon exercise of such Stockholder's Options, and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock or Options, excluding in all cases, however, any Registrable Securities (x) sold, conveyed, or otherwise transferred or disposed of by a Stockholder thereof to any person or entity and (y) any Common Stock which a Stockholder is entitled to sell into the public market, together with all other Registrable Securities of the Company beneficially owned by such Stockholder (and all Registrable Securities as to which such Stockholder shares beneficial ownership) that is at the time of registration, transferable by such Stockholder in a single brokerage transaction under the provisions and within the volume limitations of Rule 144(e)(1) promulgated under the Act or any successor to such Rule; and

          (d) "Registrable Securities then outstanding" means the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

          (f)  "SEC" means the Securities and Exchange Commission.

2.   Company Registration

     If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for any shareholder other than the Stockholders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), the Company shall, at each such time, promptly give the Stockholders notice of such registration. Upon the written request of a Stockholder, the Company shall, subject to the provisions of Section 7, use commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that such Stockholder has requested to be registered as soon as practicable. In the event that the Company decides for any reason not to complete the registration of shares of Common Stock other than Registrable Securities, the Company shall have no obligation under this Section 2 to continue with the registration of Registrable Securities. Any request pursuant to this Section 2 to register Registrable Securities as part of an underwritten public offering of Common Stock shall specify that such Registrable Securities are to be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration.

3.   Form S-3 Registration.

     (a) If the Company shall receive at any time at least eighteen (18) months after the effective date of this Agreement, a written request from any Stockholder or Stockholders of not less than fifty percent (50%) of the Registrable Securities then outstanding, to effect a registration on Form S-3, then the Company shall, subject to the limitations set forth below, use commercially reasonable efforts to effect as soon as practicable the registration under the Act of all Registrable Securities that such Stockholder or Stockholders request be so registered.

     (b) Notwithstanding the foregoing, the Company shall not be obligated to effect any such registration pursuant to this Section 3 if: (i) Form S-3 is not available for such offering by such Stockholder(s); (ii) the Stockholder(s), together with the holder of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (before deduction of any underwriters' discounts or commissions) of less than $2,500,000; (iii) the Company shall furnish to such Stockholder(s) a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be filed or effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for two (2) periods of not more than ninety (90) days each after receipt of the request of a Stockholder under this Section 3; (iv) if the Company has, within the twelve
(12)-month period preceding the date of such request, already effected a registration on Form S-3 for any Stockholder(s) pursuant to this Section 3; or
(v) the Company within the twelve (12)-month period preceding the date of such request has effected a registration of securities in which any Stockholder was entitled to participate to the fullest extent they desired pursuant to Section 2.

4.   Obligations of the Company

     Whenever required under this Agreement to effect the registration of any Registrable Securities of a Stockholder, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Stockholder, keep such registration statement effective for up to one hundred twenty (120) days. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuing basis pursuant to Rule 415 under the Act.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Stockholder such copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request to facilitate the disposition of all securities covered by such registration statement for up to one hundred twenty (120) days.

          (d) List the Registrable Securities being registered on any national securities exchange on which a class of the Company's equity securities is listed or qualify the Registrable Securities being registered for inclusion on NASDAQ if the

Company does not have a class of equity securities listed on a national securities exchange.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. The Stockholder shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for one hundred twenty (120) days.

5.   Furnish Information

     It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that each selling Stockholder furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities and shall execute such documents in connection with such registration as the Company may request. The Company shall have no obligation with respect to any registration requested pursuant to Section 3 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 3(b)(ii).

6.   Expenses of Registration

     In connection with any registration pursuant to this Agreement (other than pursuant to Section 3 above), the Company shall be responsible for the payment of all reasonable expenses of the registration, with the exception of (a) underwriting discounts and commissions, which shall be paid by the Company, the Stockholder and any other selling holder of the Company's securities in proportion to the aggregate value of the securities offered for sale by each of them, and (b) the fees and expenses of any law firm or firms acting primarily as counsel to a Stockholder or Stockholders and any other selling holders of the Company's securities, which expenses and fees of such counsel, if any, shall be the obligation of such Stockholder(s), all of which shall be paid by the selling Stockholder(s). The expenses to be paid by the Company shall include, without limitation, all registration, filing and qualification fees, printing and accounting fees and the fees and disbursements of counsel for the Company.

7.   Underwriting Requirements

     (a) The Company shall not be required under Section 2 to include any securities of any Stockholder in an underwritten offering of the Company's securities unless each selling Stockholder accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. Each Stockholder acknowledges that it is aware that various other holders (the "Other Holders") of the Company's securities have registration rights similar or prior to the Stockholders' rights ("Piggyback Rights") pursuant to Section 2 of this Agreement that may be effectuated by the exercise by a Stockholder of its rights pursuant to this Agreement. If the underwriters advise the Company that marketing factors require a limitation on the number of shares, including Registrable Securities, to be included in such offering, then the Company shall so advise the Stockholders and all other holders of securities of the Company that may be included therewith in such registration and that would otherwise have been underwritten pursuant to Section 2, and the number of shares, including Registrable Securities, that may be included in the registration shall be apportioned first to the Company, then to and among the Other Holders to the extent necessary to satisfy such Other Holders' priority Piggyback Rights under such other agreements, and then pro rata among the Stockholders and any remaining Other Holders having non-priority Piggyback Rights according to the total amount of Registrable Securities requested to be sold in such registration by each such Stockholder and such Other Holders.

     (b) The number of Registrable Securities of a Stockholder that may be excluded from an offering under Section 7(a) may include all of such Stockholders' Registrable Securities; provided, however, that in the event such
                                      --------  -------
limitation excludes more than 70% of such Stockholder's Registrable Securities then outstanding, then the registration of such Registrable Securities may be withdrawn at the request of the Stockholders of a majority of the Registrable Securities to be registered.

     (c) Nothing in this Agreement shall restrict the power or authority of the Company to enter into, or shall imply any right on the part of any Stockholder to consent to the Company's entry into, any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities on a priority basis in any registration filed hereunder or (b) to make a demand registration which could result in such registration statement being declared effective prior to the expiration of eighteen (18) months after the effective date of this Agreement or within one hundred twenty
(120) days of the effective date of any registration effected hereunder.

8.   Delay of Registration.

     No Stockholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration of the Company as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

9.   Indemnification

     In the event any Registrable Securities are included in a registration statement under this Agreement:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Stockholder and each person, if any, who controls such Stockholder within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any actual expenses (including legal fees and costs), losses, claims, damages (including settlement amounts) or liabilities (joint or several) (collectively, "Losses") to which it may become subject under the Act, the 1934 Act or other federal or state law, insofar as such Losses arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto, which is untrue in light of the circumstances under which they were made, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law. The Company will reimburse (as incurred) the Stockholder or any such controlling person for any Losses reasonably incurred by them in connection with investigating or defending any Violations; provided, however, that the indemnity agreement
                          --------  -------
contained in this Section 9(a) shall not apply to amounts paid in settlement of any claims for Violations if such settlement is made without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any Losses that arise out of or are based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by, or on behalf of, the Stockholder or such controlling person.

          (b) To the extent permitted by law, each Stockholder will indemnify and hold harmless the Company and its officers, directors, agents and employees, each underwriter and each other selling holder selling securities in such registration statement, and any person who controls any of the foregoing within the meaning of the Act or the 1934 Act, against any Losses to which the Company or such officer, director, agent, employee, or underwriter or other selling holder or controlling person may become subject under the Act, the 1934 Act or other federal or state law, insofar as such Losses arise out of or are based upon any Violation that occurs in reliance upon and in conformity with written information furnished by, or on behalf of, each Stockholder expressly for use in connection with such registration; and each such Stockholder will reimburse (as incurred) any Losses reasonably incurred by the Company or its officers, directors, agents, employees, or underwriters or other selling holder or controlling persons in connection with investigating or defending any Violations; provided, however, that (i) the indemnity agreement contained in
            --------  -------
this Section 9(b) shall not apply to amounts paid in settlement of any claims for Violations if such settlement is made without the consent of such Stockholder, which consent shall not be unreasonably withheld and (ii) the obligations of such Stockholder shall be limited to an amount equal to the net proceeds (after payment of expenses and commissions) to such Stockholder of Registrable Securities sold as contemplated herein.

          (c) Promptly after receipt of notice of the commencement of any action (including any governmental action), an indemnified party will, if a claim is to be made against any indemnifying party under this Section 9, deliver to the indemnifying party a written notice of the commencement, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall
                             --------  -------
have the right to retain its own counsel (limited to one additional counsel), with the fees and reasonable expenses to be paid by the indemnifying party, if and to the extent, in the reasonable opinion of counsel for the indemnifying party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in the proceeding. The failure to deliver written notice to the indemnifying party within a reasonable period of time after notice of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 9 to the extent such failure is prejudicial to its ability to defend such action, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 9.

          (d) If the indemnification provided for in this Section 9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violations that resulted in such Losses as well as any other relevant equitable considerations; provided, that, in no event shall any contribution by any
                --------
Stockholder under this Section 9(d) exceed the gross proceeds (before payment of expenses and commissions) to such Stockholder, except in the case of willful fraud by such Stockholder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the Violation resulting in such Losses relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such Violation.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f) The obligations of the Company and each Stockholder under this
Section 9 shall survive the completion of any offering of Registrable Securities and the termination of Registration Rights pursuant to Section 12.

10.  Reports Under the Act

     With a view to making available to the Stockholders the benefits of SEC Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Stockholder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use commercially reasonable efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days from the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

          (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

          (c) Furnish to any Stockholder, so long as such Stockholder owns any Registrable Securities, promptly upon request (i) a written statement by the

Company that it has complied with the reporting requirements of the 1934 Act (at any time after ninety (90) days from the date on which it becomes subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing such Stockholder of any rule or regulation of the SEC that permits the selling of any such securities without registration.

11.  Assignment of Registration Rights

     The rights to cause the Company to register Registrable Securities pursuant to this Agreement shall not be assigned by any Stockholder. Any assignment made in violation of this Section 11 shall be null and void ab initio.

12.  Termination of Registration Rights

     The registration rights granted under Sections 3 and 4 of this Agreement shall terminate as to each Stockholder on the earlier of (i) the fourth anniversary of the date of this Agreement, (ii) such time as such Stockholder shall be able to sell all of its Registrable Securities into the public market within a three month period in accordance with Rule 144(f) promulgated under the Act or any successor to such Rule, and (iii) a change of control of the Company. For purposes of this Section 12, "change of control of the Company" means a transaction in which the Company shall sell, convey, or otherwise dispose of all or substantially all of its property or business or merge with or into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of and the Company is not the survivor, other than a merger effected solely for the purpose of changing the domicile of the Company.

13.  Market Standoff Agreement; Lock-Up

     (a)  Standoff Period; Agreement. In connection with each and any public
          --------------------------
offering of the Company's securities and upon request of the Company or the underwriters managing such offering of the Company's securities, each Stockholder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company's initial public offering.

     (b)  Lock-Up Agreement. Each of Wayne Casebolt, Richard Schurig, Richard
          -----------------
Puzo and Eric Reidman agrees that prior to six months after the effective date of this Agreement, and each of Michael Bergelson and Anthony Marchesini agrees that prior to twelve months after the effective date of this Agreement, he shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, including but not limited to Common Stock, however or whenever acquired, without the prior written consent of the Company; provided, that in the event Mssr. Bergelson's or Marchesini's employment with the Company and its subsidiaries and affiliates is terminated (other than voluntarily by the employee or involuntarily for cause) prior to the expiration of such twelve month period, such lock-up period in respect of such employee shall terminate on the date of such termination. In order to enforce the foregoing covenants, the Company may place restrictive legends on the securities of such Stockholder reflecting the restriction set forth in this
Section 13(b).

     (c)  Stop-Transfer Instructions. In order to enforce the foregoing
          --------------------------
covenants, the Company may impose stop-transfer instructions with respect to the securities of each Stockholder (and the securities of every other person subject to the restrictions in Section 13(a) or (b)).

     (d)  Transferees Bound. Each Stockholder agrees that it will not transfer
          -----------------
securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 13.

14.  Miscellaneous

     14.1 Notices

     Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) upon confirmation of receipt by fax by the party to be notified; (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in (d); or (d) five
(5) days after deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated for such party on the signature page, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties given in the foregoing manner.

     14.2 Amendments and Waivers

     Any term of this Agreement may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Stockholder(s) of more than fifty percent (50%) of Registrable Securities then outstanding.

     14.3 Governing Law; Jurisdiction; Venue

     This Agreement shall be governed by and construed under the laws of the state of Washington without regard to principles of conflict of laws. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in the County of King, the State of Washington in connection with any action relating to this Agreement.

     14.4 Successors and Assigns

     The terms and conditions of this Agreement shall inure to the benefit of and be binding on the respective successors and assigns of the parties as provided herein.

     14.5 Severability

     If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     14.6 Entire Agreement; Counterparts

     This Agreement constitutes the entire agreement between the parties about its subject and supersedes all prior agreements. This Agreement may be executed in one or more separate counterparts, each of which shall be an original and all of which when taken together shall constitute one and the same agreement.

                           [Signature page follows.]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                                  THE COMPANY:

                                                  DATA CRITICAL CORPORATION

                                                  By: /s/ Michael E. Singer
                                                      --------------------------
                                                      Its:   CFO
                                                      --------------------------

                                                  STOCKHOLDERS:

                                                  DR. MICHAEL N. BERGELSON
                                                  /s/ Michael N. Bergelson
                                                  ------------------------------

                                                  WAYNE CASEBOLT
                                                  /s/ Wayne Casebolt
                                                  ------------------------------

                                                  RICHARD W. SCHURIG
                                                  /s/ Richard W. Schurig
                                                  ------------------------------

                                                  RICHARD PUZO
                                                  /s/ Richard Puzo
                                                  ------------------------------

                                                  ANTHONY MARCHESINI
                                                  /s/ Anthony Marchesini
                                                  ------------------------------

                                                  ERIC REIDMAN
                                                  /s/ Eric Reidman
                                                  ------------------------------